Exhibit 10.2

Execution Version

COMMON UNIT PURCHASE AGREEMENT

by and among

CRESTWOOD GAS SERVICES HOLDINGS LLC,

THE PURCHASERS NAMED ON SCHEDULE A HERETO

and

CRESTWOOD EQUITY PARTNERS LP

i

ii

Section 8.12	Governing Law	28
Section 8.13	Execution in Counterparts	29
Section 8.14	Termination	29

Schedule A	—	List of Purchasers and Purchased Units
Exhibit A	—	Form of Opinion of Simpson Thacher & Bartlett LLP
Exhibit B	—	Form of Registration Rights Agreement

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COMMON UNIT PURCHASE AGREEMENT

This COMMON UNIT PURCHASE AGREEMENT, dated as of March 25, 2021 (this “Agreement”), is by and among Crestwood Gas Services Holdings LLC, a Delaware limited liability company (“Seller”), each of the purchasers listed on Schedule A hereof (each a “Purchaser” and collectively, the “Purchasers”), and Crestwood Equity Partners LP, a Delaware limited partnership (the “Partnership”).

WHEREAS, Seller desires to sell to the Purchasers, and the Purchasers desire to purchase from Seller, certain Common Units representing limited partnership interests (“Common Units”) in the Partnership, in accordance with the provisions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller and each of the Purchasers, severally and not jointly, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning specified in the introductory paragraph.

“Business Day” means a day other than (a) a Saturday or Sunday or (b) any day on which banks located in New York, New York, U.S.A. are authorized or obligated to close.

“Closing” has the meaning specified in Section 2.2.

“Closing Date” has the meaning specified in Section 2.2.

“Credit Agreement” means the Credit Agreement, dated as of March 5, 2018, among Crestwood Holdings LLC, as the borrower, the lenders party thereto from time to time and Morgan Stanley Senior Funding, Inc., as administrative agent and as collateral agent.

“Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Commission” means the United States Securities and Exchange Commission.

“Common Unit Price” has the meaning specified in Section 2.1(b).

“Common Units” has the meaning specified in the recitals.

“Consent” has the meaning specified in Section 3.5.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Information” has the meaning specified in Section 4.11(d)

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s property is located or that exercises valid jurisdiction over any such Person or such Person’s property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s property.

“GP Transaction Agreement” has the meaning specified in Section 2.3(c).

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Material Adverse Effect” has the meaning specified in Section 5.1.

“NYSE” means The New York Stock Exchange, Inc.

“Operative Documents” means, collectively, this Agreement and the Registration Rights Agreement, and any amendments, supplements, continuations or modifications thereto.

“Organizational Documents” means, with respect to any Person, the certificate of limited partnership, formation or incorporation, agreement of limited partnership, limited liability company agreement, bylaws or any other organizational documents, as applicable to such Person.

“Partnership” has the meaning specified in the introductory paragraph.

“Partnership Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated April 11, 2014, as amended to date.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other form of entity.

“Placement Agent Engagement Letter” means that certain Placement Agent Engagement Letter, dated as of March 25, 2021, among the Seller, the Partnership and the Placement Agents.

“Placement Agents” means Citigroup Global Markets, Inc. and its Affiliates.

“Press Release” has the meaning specified in Section 6.4.

“Purchase Price” means, with respect to each Purchaser, the dollar amount set forth opposite such Purchaser’s name in the column titled “Commitment Amount” set forth on Schedule A hereto; provided that in no event shall the Purchase Price applicable to such Purchaser be increased without the prior written consent of such Purchaser.

“Purchased Units” means the 6,000,000 Common Units to be sold hereunder, and with respect to a particular Purchaser, the number of Common Units as set forth opposite such Purchaser’s name under the column titled “Purchased Units” set forth on Schedule A.

“Purchaser” and “Purchasers” have the meanings specified in the introductory paragraph.

“Purchaser Related Parties” has the meaning specified in Section 7.1.

“Registration Rights Agreement” means the Registration Rights Agreement substantially in the form attached to this Agreement as Exhibit B.

“Representatives” of any Person means the Affiliates, officers, directors, managers, employees, agents, counsel, accountants, investment bankers and other representatives of such Person.

“SEC Reports” means reports and statements filed by the Partnership under the Exchange Act and statements filed by the Partnership under the Securities Act (in the form that became effective), including all amendments, exhibits and schedules thereto.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Short Sales” means, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Subsidiaries” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Walled Off Person” has the meaning specified in Section 4.12.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.1 Sale and Purchase.

(a) Subject to the terms and conditions hereof, Seller hereby agrees to sell to each Purchaser and each Purchaser hereby agrees, severally and not jointly, to purchase from Seller its respective Purchased Units, and each Purchaser agrees, severally and not jointly, to pay Seller the Common Unit Price for each Purchased Unit as set forth in Section 2.1(b) below.

(b) The amount per Common Unit each Purchaser will pay to Seller to purchase the Purchased Units hereunder shall be $22.00 (the “Common Unit Price”).

Section 2.2 Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Units hereunder (the “Closing”) shall take place at the office of Vinson & Elkins L.L.P., 1001 Fannin, Suite 2500, Houston, Texas 77002, or such other location as mutually agreed by the parties, and upon the first Business Day following the satisfaction or waiver of the conditions set forth in Sections 2.3, 2.4 and 2.5 (other than those conditions that are by their terms to be satisfied at the Closing but subject to the satisfaction or waiver of such conditions at the Closing) or such other date as mutually agreed by the parties (the date of such closing, the “Closing Date”). The parties agree that the Closing may occur via delivery of this Agreement and the closing deliverables contemplated hereby through facsimiles, photocopies or electronic mail or other transmission method. Unless otherwise provided herein, all proceedings to be taken and all documents to be executed and delivered by all parties at the Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken or documents executed or delivered until all have been taken, executed or delivered.

Section 2.3 Mutual Conditions. The respective obligations of each party to consummate the purchase and sale of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(a) No Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal;

(b) There shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement; and

(c) The conditions to the closing set forth in the Purchase Agreement, dated as of the date hereof, between Crestwood Holdings LLC and the Partnership (as may be amended or modified, the “GP Transaction Agreement”), have been satisfied or validly waived and the closing thereunder shall occur immediately following the Closing.

Section 2.4 Each Purchaser’s Conditions. The obligation of each Purchaser to consummate the purchase of its Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing with respect to its Purchased Units, in whole or in part, to the extent permitted by applicable Law):

(a) Seller and the Partnership shall have performed and complied with, in all material respects, the covenants and agreements contained in this Agreement that are required to be performed and complied with by Seller and the Partnership, as applicable, on or prior to the Closing Date;

(b) (i) The representations and warranties of Seller and the Partnership contained in this Agreement that are qualified by materiality shall be true and correct when made and as of the Closing Date and (ii) all other representations and warranties of the Seller and the Partnership contained in this Agreement shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only); and

(c) Seller shall have delivered, or caused to be delivered, to the Purchasers at the Closing, Seller’s closing deliveries described in Section 2.6, and the Partnership shall have delivered, or cause to be delivered, to the Purchasers at the Closing, the Partnership’s closing deliverables described in Section 2.8;

(d) No notice of delisting from the NYSE shall have been received by the Partnership with respect to the Common Units; and

(e) No Material Adverse Effect shall have occurred and be continuing.

Section 2.5 Seller’s Conditions. The obligation of Seller to consummate the sale of the Purchased Units to a Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to such Purchaser (any or all of which may be waived by Seller in writing, in whole or in part, to the extent permitted by applicable Law):

(a) Such Purchaser shall have performed and complied with, in all material respects, the covenants and agreements contained in this Agreement that are required to be performed and complied with by such Purchaser on or prior to the Closing Date;

(b) (i) The representations and warranties of such Purchaser contained in this Agreement that are qualified by materiality shall be true and correct when made and as of the Closing Date and (ii) all other representations and warranties of such Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date (except that representations of such Purchaser made as of a specific date shall be required to be true and correct as of such date only); and

(c) Such Purchaser shall have delivered, or caused to be delivered, to Seller at the Closing, such Purchaser’s closing deliveries described in Section 2.7.

Section 2.6 Seller Deliveries. At the Closing, subject to the terms and conditions hereof, Seller will deliver, or cause to be delivered, to each Purchaser:

(a) An opinion addressed to the Purchasers from Simpson Thacher & Bartlett LLP, legal counsel to Seller, dated as of the Closing, in the form and substance attached hereto as Exhibit A;

(b) A certificate, dated the Closing Date and signed on behalf of the Seller by a duly authorized officer thereof, in his or her capacity as such, stating that the conditions set forth in Section 2.4(a) and Section 2.4(b) have been satisfied;

(c) An executed copy of a customary payoff letter documenting (i) the repayment of all existing third party debt for borrowed money incurred under the Credit Agreement, including all interest, premiums and fees payable in connection therewith, and (ii) the termination of all obligations of the borrower and its subsidiaries under the Credit Agreement and related documents, the (iii) release of all guarantees and Liens granted to secure the obligations of the borrower and its subsidiaries under the Credit Agreement and (iv) the termination of the Credit Agreement all related documents; and

(d) A cross-receipt executed by Seller and delivered to such Purchasers certifying that it has received the Purchase Price from such Purchaser as of the Closing Date.

Section 2.7 Purchaser Deliveries. At the Closing, subject to the terms and conditions hereof, each Purchaser will deliver, or cause to be delivered, to Seller:

(a) Payment to of the Purchase Price set forth opposite such Purchaser’s name under the column titled “Commitment Amount” on Schedule A hereto by wire transfer of immediately available funds (to an account designated by Seller in writing prior to the Closing Date); provided that such delivery shall be required only after delivery of the Purchased Units to such Purchaser in accordance with Section 2.8(a) notwithstanding anything herein to the contrary;

(b) A certificate, dated the Closing Date and signed on behalf of such Purchaser by a duly authorized officer thereof, in his or her capacity as such, stating that the conditions set forth in Section 2.5(a) and Section 2.5(b) have been satisfied;

(c) A cross-receipt executed by such Purchaser and delivered to Seller certifying that it has received its Purchased Units as of the Closing Date;

(d) Such Purchaser’s duly executed Internal Revenue Service Form W-9; and

(e) The Registration Rights Agreement, which shall have been duly executed by such Purchaser.

Section 2.8 Partnership Deliveries. At the Closing, subject to the terms and conditions hereof, the Partnership will deliver, or cause to be delivered, to each Purchaser:

(a) Evidence of the Purchased Units credited to book-entry accounts maintained by the transfer agent of the Partnership registered in the name of such Purchaser or its nominee as of the Closing Date in accordance with its instructions, bearing the legend or restrictive notation set forth in Section 4.9, free and clear of all Liens, other than transfer restrictions under the Partnership Agreement and applicable federal and state securities laws and any Liens granted to secure the obligations under the Credit Agreement which shall have been terminated and released (or reasonable arrangements shall be in place for the termination and release of such Liens; provided that any necessary filings to record each such termination and release shall in any event be made on the Closing Date, as promptly as practicable after the Closing, and evidence of both the filing and recording thereof shall be promptly provided in writing to each Purchaser);

(b) The Registration Rights Agreement, which shall have been duly executed by the Partnership;

(c) A certificate, dated the Closing Date and signed on behalf of the Partnership by a duly authorized officer thereof, in his or her capacity as such, stating that the conditions set forth in Section 2.4(a), Section 2.4(b), Section 2.4(d), and Section 2.4(e) have been satisfied; and

(d) A certificate of the Secretary of the General Partner, on behalf of the Partnership, certifying as to and attaching (i) the Certificate of Limited Partnership of the Partnership and the Partnership Agreement, (ii) board resolutions authorizing the execution and delivery of the Operative Documents and the consummation of the transactions contemplated thereby, including the issuance of the Purchased Units, and (iii) the incumbency of the officers authorized to execute the Operative Documents, setting forth the name and title and bearing the signature of such officers.

Section 2.9 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The failure or waiver of performance under this Agreement by any Purchaser does not excuse performance by any other Purchaser or by the Seller with respect to the other Purchasers. It is expressly understood and agreed that each provision contained in this Agreement is between Seller and a Purchaser, solely, and not between Seller and the Purchasers, collectively, and not between and among the Purchasers. Nothing contained herein, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group for purposes of Section 13(d) of the Exchange Act or otherwise with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to each Purchaser as follows:

Section 3.1 Existence. Seller is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization, with all requisite power and authority to own, lease, use and operate its properties and to conduct its business as currently conducted in all material respects, except where the failure to have such power or authority would not prevent the consummation of the transactions contemplated by this Agreement.

Section 3.2 Authorization, Enforceability. Seller has all necessary corporate, limited liability company or partnership power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by Seller of this Agreement has been duly authorized by all necessary action on the part of Seller. This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws.

Section 3.3 Common Unit Ownership.

(a) As of the date hereof and immediately prior to the sale of Common Units pursuant to this Agreement, Seller is the holder of record of all of the Purchased Units. Seller has, and immediately prior to the Closing will have, good and valid title to the Purchased Units. To the knowledge of the Seller, all of the Purchased Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware LP Act).

(b) Upon delivery of the Purchase Price, Seller will convey to each Purchaser on the Closing Date the Purchased Units free and clear of any Liens other than Liens set forth in the Partnership Agreement and any Liens pursuant to the Credit Agreement and related security documents, which Liens shall be terminated and released (or reasonable arrangements shall be in place for the termination and release of such Liens; provided that any necessary filings to record each such termination and release will in any event be made on the Closing Date, as promptly as practicable after the Closing, and evidence of both the filing and recording thereof will be promptly provided in writing to each Purchaser) as of the Closing.

Section 3.4 No Conflicts. The execution, delivery and performance by the Seller of this Agreement, the sale of the Purchased Units and any other transactions contemplated by this Agreement will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance upon any property or assets of Seller pursuant to, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which Seller is a party or by which Seller is bound or to which any of the property, right or assets of any of Seller is subject; (b) result in any violation of the provisions of the Organizational Documents of any of Seller; or (c) result in any violation of any law or statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (a) and (c) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, materially impair the ability of the Seller to perform its obligations under this Agreement.

Section 3.5 No Consents. No consent, approval, authorization or order of, or filing, registration or qualification (“Consent”) of or with any U.S. court or arbitrator or governmental or regulatory authority is required for (a) the execution, delivery and performance by Seller of this Agreement; (b) the sale of the Purchased Units; or (c) the consummation of the transactions contemplated by this Agreement, except (i) such as have been, or prior to the Closing Date will be, obtained or made, (ii) for the registration of the Purchased Units under the Securities Act and Consents as may be required under applicable state securities laws and (iii) where the failure to obtain any such consent, approval, authorization or order would not, individually or in the aggregate, materially impair the ability of the Seller to perform its obligations under this Agreement.

Section 3.6 No Preemptive Rights. Neither the execution of this Agreement nor the sale of the Purchased Units as contemplated by this Agreement gives rise to any rights of first refusal, rights of first offer or similar rights under any agreement to which Seller is a party that would entitle any Person to purchase or otherwise acquire any of the Purchased Units or require that an offer to purchase or acquire any of the Purchased Units be made to any Person.

Section 3.7 Listing. The Common Units is registered pursuant to Section 12(b) of the Exchange Act and listed on the NYSE, and to the knowledge of the Seller, the Partnership has (i) taken no action to terminate the registration of the Common Units under the Exchange Act or delisting the Common Units from the NYSE and (ii) not received any notification from the SEC or the NYSE that such registration or listing is being terminated.

Section 3.8 Legal Proceedings. As of the date hereof, there are no legal or governmental proceedings pending to which Seller is a party which challenges the validity of any of this Agreement or the right of Seller to enter into this Agreement or to consummate the transactions contemplated hereby and, to the knowledge of Seller, no such proceedings are threatened by Governmental Authorities or others.

Section 3.9 Certain Fees. Other than as described in the Placement Agent Engagement Letter, Seller is not a party to any contract, agreement or understanding (other than this Agreement) with any Person that would give rise to a valid claim against any of them or the Purchasers for a brokerage commission, finders’ fee or like payment in connection with the offering and sale of the Purchased Units for which any Purchaser could have liability.

Section 3.10 No Side Agreements. There are no agreements by, among or between the Seller or any of its Affiliates, on the one hand, and any Purchaser or any of their Affiliates, on the other hand, with respect to the transactions contemplated hereby other than this Agreement, nor promises or inducements for future transactions between or among any of such parties.

Section 3.11 No Registration. Assuming the accuracy of the representations and warranties of each Purchaser contained in Section 4.6 and Section 4.7, the sale of the Purchased Units pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Seller nor, to the knowledge of the Seller, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally and not jointly, hereby represents and warrants to the Seller and the Partnership that:

Section 4.1 Existence. Such Purchaser is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization, with all requisite power and authority to own, lease, use and operate its properties and to conduct its business as currently conducted, except where the failure to have such power or authority would not prevent the consummation of the transactions contemplated by this Agreement.

Section 4.2 Authorization, Enforceability. Such Purchaser has all necessary corporate, limited liability company or partnership power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by such Purchaser of this Agreement has been duly authorized by all necessary action on the part of such Purchaser. This Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws.

Section 4.3 No Breach. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser is subject, (b) conflict with or result in any violation of the provisions of the Organizational Documents of such Purchaser, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser or the property or assets of such Purchaser, except in the cases of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not materially impair the ability of the such Purchaser to perform its obligations under this Agreement.

Section 4.4 Certain Fees. No fees or commissions are or will be payable by such Purchaser to brokers, finders, or investment bankers with respect to the purchase of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 4.5 No Side Agreements. Other than the Operative Documents, there are no other agreements by, among or between such Purchaser and any of its Affiliates, on the one hand, and Seller or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby, nor promises or inducements for future transactions between or among any of such parties.

Section 4.6 Investment. The Purchased Units are being acquired, solely for investment with no intent to distribute, for such Purchaser’s own account, the account of its Affiliates, or the accounts of clients for whom such Purchaser exercises discretionary investment authority (all of whom such Purchaser hereby represents and warrants are “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated by the Commission pursuant to the Securities Act), not as a nominee or agent, and with no present intention of distributing the Purchased Units or any part thereof, and such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States or any state, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Units under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If such Purchaser should in the future decide to dispose of any of the Purchased Units, the Purchaser understands and agrees (a) that it may do so only in compliance with the Securities Act and applicable state securities law, as then in effect, including a sale contemplated by any registration statement pursuant to which such securities are being offered, or pursuant to an exemption from the Securities Act, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities. Notwithstanding the foregoing, each Purchaser may at any time enter into one or more over-the-counter transactions, including total return swaps, with respect to such Purchaser’s Purchased Units with a third party, provided that such transactions referencing the Common Units are exempt from registration under the Securities Act.

Section 4.7 Nature of Purchaser. Such Purchaser represents and warrants to, and covenants and agrees with, Seller that, (a) it is (i) an institutional “accredited investor” (as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and (ii) a qualified institutional buyer (as defined in Rule 144A under the Securities Act), (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units and (c) is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment. Such Purchaser did not learn of the investment in the Common Units as a result of any general solicitation or general advertising.

Section 4.8 Restricted Securities. Such Purchaser understands that the Purchased Units are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from Seller in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may not be resold absent registration under the Securities Act or an exemption therefrom. In this connection, such Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

Section 4.9 Legend. Such Purchaser understands that the book entry evidencing the Purchased Units will bear the legend required by the Partnership Agreement as well as a legend substantively consistent with the following legend: “These securities have not been registered under the Securities Act. These securities may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.”

Section 4.10 Partnership Information. Such Purchaser acknowledges and agrees that the Partnership has provided or made available (through EDGAR, the Partnership’s website or otherwise) all SEC Reports, as well as all press releases or investor presentations issued by the Partnership through the date of this Agreement that are included in a filing by the Partnership on Form 8-K or clearly posted on the Partnership’s website.

Section 4.11 Placement Agent Representations.

(a) Such Purchaser agrees that each of the Placement Agents may rely upon the representations and warranties made by such Purchaser to Seller in this Agreement. In addition, such Purchaser acknowledges and agrees that (i) each of the Placement Agents is acting solely as a placement agent in connection with the private placement by Seller of the Common Units contemplated hereunder and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a financial advisor or fiduciary for any Purchaser, the Seller or any other person or entity in connection with the transactions set forth hereunder, (ii) none of the Placement Agents has made and will not make any representations, declarations or warranties, whether express or implied, of any kind or character and has not provided any advice or recommendation to such Purchaser regarding the Seller, the Partnership or the Common Units; (iii) such Purchaser, in making its investment decision with respect to whether to invest in the Common Units offered by the Seller hereunder has relied on its own analysis and decision, and has not relied on any of the Placement Agents or their respective representatives for any purpose; and (iv) none of the Placement Agents has offered to sell, or solicited an offer to buy, any of the Common Units, which such Purchaser proposes to acquire from the Seller.

(b) Such Purchaser further acknowledges and agrees that (A) except for the representations and warranties of the Seller and the Partnership expressly set forth in Article III and Article V, respectively, of this Agreement (it being understood that neither the Seller, the Partnership nor any other Person acting on their behalf makes any other express or implied representation or warranty with respect to the Purchased Units), such Purchaser is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice such Purchaser deems appropriate) with respect to the Purchased Units, the transactions contemplated hereunder and the business, condition (financial and otherwise), management, operations, properties and prospects of the Partnership, including but not limited to all business, legal, regulatory, accounting, credit and tax matters, (B) no Placement Agent shall have responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the transactions contemplated hereunder or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the transactions contemplated hereunder, and (C) no Placement Agent shall have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Purchaser, the Seller or any other person or entity), whether in contract, tort or otherwise, to such Purchaser, or to any person claiming through such Purchaser, in respect of the transactions contemplated hereunder.

(c) Such Purchaser has (i) had access to and an adequate opportunity to review such financial and other information as such Purchaser deems necessary to make a decision to purchase the Common Units, (ii) been offered the opportunity to ask questions of the Partnership and received answers thereto, including on the Partnership’s financial information, as such Purchaser deemed necessary in connection with its decision to purchase the Common Units; and (iii) made its own assessment and satisfied itself concerning the relevant tax and other economic considerations relevant to its purchase of Common Units.

(d) Such Purchaser further acknowledges and agrees that (i) Seller, the Partnership and the Placement Agents may currently have, and later may come into possession of, information regarding the Partnership that is not known to such Purchaser and that may be material to a decision to purchase the Common Units (“Excluded Information”), (ii) such Purchaser has determined to purchase the Common Units notwithstanding its potential lack of knowledge of the Excluded Information, and (iii) except with respect to the Seller in connection with any breach by the Seller of Article III or with respect to the Partnership in connection with any breach by the Partnership of Article V, none of Seller, the Partnership or the Placement Agents shall have liability to such Purchaser, and such Purchaser hereby, to the extent permitted by law, waives and releases any claims such Purchaser may have against Seller, the Partnership and the Placement Agents, in each case with respect to the nondisclosure of the Excluded Information.

(e) Such Purchaser further acknowledges and agrees that (i) certain information provided to such Purchaser was based on good-faith projections, and such good-faith projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in such good-faith projections, and (ii) such information and good-faith projections were prepared without the participation of the Placement Agents, and the Placement Agents are not responsible for verification of, or the accuracy or completeness of, such information or good-faith projections.

(f) Such Purchaser further acknowledges and agrees that the Placement Agents and their respective Representatives and controlling persons have made no independent investigation with respect to the Partnership or the Common Units or the accuracy, completeness or adequacy of any information supplied to such Purchaser by the Seller or the Partnership. No disclosure or offering document has been prepared by the Placement Agents in connection with the offer and sale of Common Units contemplated by this Agreement.

(g) Such Purchaser understands that the offer and sale of Common Units contemplated by this Agreement qualifies for exemption from filing under FINRA Rule 5123(b)(1)(C) or (J).

(h) Such Purchaser (i) is an “institutional account” as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Common Units. Such Purchaser understands that the offer and sale of Common Units contemplated by this Agreement qualifies for exemption from filing under FINRA Rule 5123(b)(1)(A) and the institutional customer exemption under FINRA Rule 2111(b).

Section 4.12 Short Selling. Such Purchaser represents that it has not entered into any Short Sales of the Common Units owned by it since the time it first began discussions with the Seller or the Placement Agents about the transactions contemplated by this Agreement; provided, however, subject to such Purchaser’s compliance with its obligations under the U.S. federal securities laws and its internal policies, the above shall not apply, in the case of a Purchaser that is a large multi-unit investment or commercial banking organization, to activities in the normal course of trading units of such Purchaser; provided, further, that subject to such Purchaser’s compliance with its obligations under the U.S. federal securities laws and its internal policies: (a) such Purchaser, for purposes hereof, shall not be deemed to include any employees, subsidiaries or Affiliates that are effectively walled off by appropriate “Chinese Wall” information barriers approved by such Purchaser’s legal or compliance department (and thus have not been privy to any information concerning this transaction) (a “Walled Off Person”) and (b) the foregoing representations in this paragraph shall not apply to any transaction by or on behalf of such Purchaser that was effected by a Walled Off Person in the ordinary course of trading without the advice or participation of such Purchaser or receipt of confidential or other information regarding this transaction provided by such Purchaser to such entity.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

The Partnership represents and warrants to each Purchaser as follows:

Section 5.1 Existence. The Partnership is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization, with all requisite power and authority to own, lease, use and operate its properties and to conduct its business as currently conducted in all material respects, except where the failure to have such power or authority would not, individually or in the aggregate, (a) have a material adverse effect on the business, properties, management, financial position or results of operations of the Partnership and its Subsidiaries and Affiliates taken as a whole; (b) materially impair the ability of the Partnership to consummate the transactions contemplated by the GP Transaction Agreement or to perform its obligations under this Agreement or the GP Transaction Agreement (each of clause (a) and (b), a “Material Adverse Effect”); or (c) subject the limited partners of the Partnership to any material liability or disability.

Section 5.2 Authorization, Enforceability. The Partnership has all necessary corporate, limited liability company or partnership power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by the Partnership of this Agreement has been duly authorized by all necessary action on the part of Partnership. This Agreement constitutes the legal, valid and binding obligation of the Partnership, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors’ rights generally from time to time in effect, (ii) general principles of equity (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing (collectively, the “Enforceability Limitations”).

Section 5.3 No Conflicts. The execution, delivery and performance by the Partnership of this Agreement and any transactions contemplated by this Agreement and the GP Transaction Agreement will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance upon any property or assets of the Partnership or its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Partnership or its Subsidiaries or Affiliates is a party or by which the Partnership or its Subsidiaries or Affiliates is bound or to which any of the property, right or assets of the Partnership or its Subsidiaries or Affiliates is subject (other than Liens created, arising under or securing the Credit Agreement); (b) result in any violation of the provisions of the Organizational Documents of the Partnership or its Subsidiaries or Affiliates; or (c) result in any violation of any Law, rule or regulation or any order, judgment, decree or injunction of any court or arbitrator or governmental agency or body directed to the Partnership or its Subsidiaries or any of their properties in a proceeding to which any of them or their property is a party, except, in the case of clauses (a) and (c) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.4 No Consents. No Consent of or with any U.S. court or arbitrator or Governmental Authority or regulatory authority having jurisdiction over any of the Partnership, including, without limitation, the NYSE, is required for (a) the execution, delivery and performance by the Partnership of this Agreement; or (b) the consummation of the transactions contemplated by this Agreement or the GP Transaction Agreement, except (i) such as have been, or prior to the Closing Date will be, obtained or made, (ii) for the registration of the Purchased Units under the Securities Act and Consents as may be required under applicable state securities laws and (iii) where the failure to obtain any such consent, approval, authorization or order would not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.5 Duly Authorized and Validly Issued Units. All of the Purchased Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware LP Act).

Section 5.6 Listing. The Common Units are registered pursuant to Section 12(b) of the Exchange Act and listed on the NYSE, and the Partnership has (i) taken no action to terminate the registration of the Common Units under the Exchange Act or delisting the Common Units from the NYSE and (ii) not received any notification from the Commission or the NYSE that such registration or listing is being terminated.

Section 5.7 Legal Proceedings. Except as disclosed in the SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or Governmental Authority, domestic or foreign, now pending, or, to the knowledge of the Partnership, threatened, against or affecting the Partnership or its Subsidiaries or Affiliates, which (a) could reasonably be expected to result in a Material Adverse Effect, (b) could reasonably be expected to materially and adversely affect the properties or assets of the Partnership and the Subsidiaries taken as a whole or (c) could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the transactions contemplated by the GP Transaction Agreement or the performance by the Partnership of the obligations contemplated hereunder and thereunder. The aggregate of all pending legal or governmental proceedings to which any of the Partnership or its Subsidiaries or Affiliates is a party or of which any of their respective property or assets is the subject that are not described in the SEC Reports, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.8 No Defaults. None of the Partnership or its Subsidiaries or Affiliates is (a) in violation of its Organizational Documents; (b) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership or its Subsidiaries or Affiliates is a party or by which the Partnership is bound or to which any of the property or assets of the Partnership is subject; or (c) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it; except, in the case of clauses (b) and (c) above, for any such default or violation that would not, have a Material Adverse Effect.

Section 5.9 No Registration Rights. Except as disclosed in the SEC Reports or as contemplated by this Agreement and the Registration Rights Agreement or pursuant to the Partnership Agreement, there are no contracts, agreements or understandings between any of the Partnership and any Person granting such Person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership owned or to be owned by such Person or to require the Partnership to include such securities in the Registration Statement or in any securities registered or to be registered pursuant to any registration statement filed by or required to be filed by the Partnership under the Securities Act.

Section 5.10 Periodic Reports. The SEC Reports have been filed with the Commission on a timely basis. The SEC Reports, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent SEC Report) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be.

Section 5.11 Financial Statements. The historical financial statements of the Partnership (including its predecessor for accounting purposes) and subsidiaries (including the related notes and supporting schedules) included in the SEC Reports comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.

Section 5.12 No Material Changes. Since the date of the most recent audited financial statements included in the SEC Reports, except as may otherwise be stated therein or contemplated thereby, none of the Partnership or its Subsidiaries or Affiliates has (a) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (b) issued or granted any securities, (c) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (d) entered into any material transaction not in the ordinary course of business, or (e) declared or paid any distribution or dividend on its equity interests, and since such date, there has not been any change in the equity interests or long-term debt of any of the Partnership or its Subsidiaries or Affiliates or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, partners’ equity, properties, management, business or prospects of the Partnership and its Subsidiaries and Affiliates taken as a whole, in each case, except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.13 Investment Company. The Partnership is not and, as of the Closing Date will not be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”) or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

Section 5.14 No Unlawful Payments. None of the Partnership or its Subsidiaries (the “Partnership Entities”) nor any director or officer of any of the Partnership Entities, nor, to the knowledge of any of the Partnership Entities, any agent, employee or affiliate of any of the Partnership Entities, is aware of or has taken or will take any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), or any other applicable anti-corruption or anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any other applicable anti-corruption or anti-bribery laws; and each of the Partnership Entities and, to the knowledge of the Partnership Entities, their respective affiliates, have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to promote and achieve compliance therewith and with the representation and warranty contained herein..

Section 5.15 Compliance with Money Laundering Laws. The operations of each of the Partnership Entities are and have been conducted at all times in compliance with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of any of the Partnership Entities, threatened.

Section 5.16 OFAC. None of the Partnership Entities, nor any director or officer thereof, nor, to the knowledge of any of the Partnership Entities, any employee, agent, controlled affiliate or representative of any of the Partnership Entities, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is currently subject to, any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any other applicable sanction laws; and each of the Partnership Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to (i) fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is subject to any U.S. sanctions administered by OFAC or any other applicable sanctions laws or (ii) in any other manner that will result in a violation of any U.S. sanctions administered by OFAC or any other applicable sanctions laws by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

ARTICLE VI

COVENANTS

Section 6.1 Taking of Necessary Action. Each of the parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement and, with respect to the Partnership, the GP Transaction Agreement. Notwithstanding anything to the contrary, no Purchaser is under any obligation by reason of this Section 6.1 to make, seek or receive any filings, notifications, consents, determinations, authorizations, permits, approvals, licenses or the like with or provide any documentation or information to any regulatory or self-

regulatory body having jurisdiction over the Partnership or Purchaser other than information that is already included in this Agreement or is otherwise in the public domain other than as may be requested by the Commission or pursuant to any applicable securities or “Blue Sky” laws of the United States. The Partnership shall promptly and accurately respond, and shall use its commercially reasonable efforts to cause its transfer agent to respond, to reasonable requests for information (which is otherwise not publicly available) made by a Purchaser or its auditors relating to the actual holdings of such Purchaser or its accounts; provided, that the Partnership shall not be obligated to provide any such information that could reasonably result in a violation of applicable Law or conflict with the Partnership’s insider trading policy or a confidentiality obligation of the Partnership. The Partnership shall use its commercially reasonable efforts to cause its transfer agent to reasonably cooperate with each Purchaser to ensure that the Purchased Units are validly and effectively issued to such Purchaser and that such Purchaser’s ownership of the Purchased Units following the Closing is accurately reflected on the appropriate books and records of the Partnership’s transfer agent.

Section 6.2 Registration Rights Agreement. Concurrently with Closing, the Partnership and each Purchaser shall enter into a Registration Rights Agreement in substantially the form attached hereto as Exhibit B.

Section 6.3 Lock-Up. The Partnership, without the prior written consent of each Purchaser, will not, during the period ending 60 days after the date of this Agreement (the “Restricted Period”), (a) sell, transfer or dispose of, directly or indirectly, any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units; provided that nothing herein shall restrict the Partnership from contracting to sell Common Units or any securities convertible into or exercisable or exchangeable for Common Units so long as the actual sale of such securities occurs subsequent to the Restricted Period. The restrictions contained in the foregoing sentence shall not apply to (A) the Common Units to be sold hereunder, (B) the issuance by the Partnership of Common Units upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, or (C) facilitating the establishment of a trading plan on behalf of a unitholder, officer or director of the Partnership pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of Common Units, provided that (i) such plan does not provide for the transfer of Common Units during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Partnership regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Units may be made under such plan during the Restricted Period.

Section 6.4 Non-Public Information. On or before 8:30 a.m., New York local time, on the Business Day immediately following the date hereof, the Partnership shall issue a press release (the “Press Release”) announcing the entry into this Agreement, the Registration Rights Agreement and the GP Transaction Agreement and describing the terms of the transactions contemplated hereby and thereby and any other material, nonpublic information that the Partnership may have provided any Purchaser at any time prior to the issuance of the Press Release. On or before the fourth Business Day following the date hereof, the Partnership shall file a Current Report on Form 8-K with the Commission describing the terms of the transactions contemplated by this Agreement, the Registration Rights Agreement and the GP Transaction Agreement, and including as an exhibit to such Current Report on Form 8-K this Agreement, the Registration Rights Agreement and the GP Transaction Agreement, in the form required by the Exchange Act.

Section 6.5 Use of Proceeds. No part of the proceeds from the sale of the Purchased Units shall be delivered or paid, directly or indirectly, to The Goldman Sachs Group, Inc., Goldman Sachs Asset Management, L.P. or any of their respective Affiliates.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Indemnification by Seller. From and after the Closing, the Seller agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of Seller contained herein, provided that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of the survival period for such representations or warranties; and provided further, that no Purchaser Related Party shall be entitled to recover special, consequential (including lost profits) or punitive damages. Notwithstanding anything to the contrary, consequential damages shall not be deemed to include diminution in value of the Purchased Units, which is specifically included in damages covered by Purchaser Related Parties’ indemnification above.

Section 7.2 Indemnification by the Partnership. From and after the Closing, the Partnership agrees to indemnify each Purchaser Related Party from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Partnership contained herein, provided that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of the survival period for such representations or warranties; and provided further, that no Purchaser Related Party shall be entitled to recover special, consequential (including lost profits) or punitive damages. Notwithstanding anything to the contrary, consequential damages shall not be deemed to include diminution in value of the Purchased Units, which is specifically included in damages covered by Purchaser Related Parties’ indemnification above.

Section 7.3 Indemnification by Purchasers. From and after the Closing, each Purchaser agrees, severally and not jointly, to indemnify Seller and its Representatives (collectively, “Seller Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein, provided that such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of the survival period for such representations and warranties; and provided further, that Seller shall not be entitled to recover special, consequential (including lost profits) or punitive damages.

Section 7.4 Indemnification Procedure. Promptly after receipt by an indemnified party under this Article VII of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Article VII, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Article VII except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Article VII. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Article VII for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Article VII if (a) the indemnified party and the indemnifying party shall have so mutually agreed; (b) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (c) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (d) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel to the extent required by this Section 7.1, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (y) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Interpretation. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by any Purchaser, such action shall be in such Purchaser’s sole discretion unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect. This Agreement has been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 8.2 Survival of Provisions. The representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.6, 3.9, 3.11, 5.1, 5.2 and 5.5 shall survive indefinitely, Sections 3.4, 3.5, 3.7, 4.2, 4.3, 4.4, 4.5, 4.7, 4.8, 4.9, 4.11, 5.9 and 5.12 shall survive until the second anniversary of the Closing Date, and the other representations and warranties set forth herein shall survive for a period of twelve (12) months following the Closing Date regardless of any investigation made by or on behalf of the Seller, the Partnership or any Purchaser. The covenants made in this Agreement shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment, conversion, exercise or repurchase thereof. All indemnification obligations of the Seller, the Partnership and the Purchasers pursuant to this Agreement and the provisions of Article VII shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the parties, regardless of any purported general termination of this Agreement.

Section 8.3 No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement shall be effective unless signed by each of the parties hereto. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Seller from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on a party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

Section 8.4 Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon the Partnership, the Seller, the Purchasers, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b) Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to any Affiliate of such Purchaser without the consent of the Seller. No portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to a non-Affiliate without the written consent of the Seller (which consent shall not be unreasonably withheld by the Seller); provided that, no assignment shall relieve the transferring Purchaser of its obligations hereunder.

Section 8.5 Confidentiality. Notwithstanding anything herein to the contrary, to the extent that any Purchaser has executed or is otherwise bound by a confidentiality agreement in favor of the Seller, such Purchaser shall continue to be bound by such confidentiality agreement in accordance with the terms thereof.

Section 8.6 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, electronic mail, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a) If to any Purchaser, to the respective address listed on Schedule A hereto; and

(b) If to Seller, to:

Crestwood Gas Services Holdings LLC

811 Main Street, Suite 3400

Houston, Texas 77002

Attn: General Counsel

Fax No.: (832) 519-2250

with a copy to:

Vinson & Elkins LLP

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention: Gillian A. Hobson

Facsimile: (713) 758-2222

Email: ghobson@velaw.com;

or to such other address as the Seller or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time of transmittal, if sent via electronic mail; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 8.7 Removal of Legend. The Partnership, at its sole cost, shall remove the legend described in Section 4.9 (or instruct its transfer agent to so remove such legend) from the certificates evidencing Purchased Units issued and sold to each Purchaser pursuant to this Agreement if (a) such Purchased Units are sold pursuant to an effective registration statement under the Securities Act, (b) such Purchased Units are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Partnership), or (c) such Purchased Units are eligible for sale under Rule 144, without the requirement for the Partnership to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner of sale restrictions. In connection with a sale of the Purchased Units by a Purchaser in reliance on Rule 144, the applicable Purchaser shall deliver to the transfer agent and the Partnership a customary representation letter providing to the transfer agent and the Partnership any information the Partnership deems reasonably necessary to determine that the sale of the Purchased Units is made in compliance with Rule 144, including, as may be appropriate, a certification that the Purchaser is not an Affiliate of the Partnership and regarding the length of time the Purchased Units have been held. Upon receipt of such representation letter, the Partnership shall promptly direct its transfer agent to remove the legend referred to in Section 4.9 from the appropriate book-entry accounts maintained by the transfer agent, and the Partnership shall bear all costs associated therewith. After any Purchaser or its permitted assigns have held the Purchased Units for such time as non-Affiliates are permitted to sell without volume limitations under Rule 144, if the certificate for such Purchased Units still bears the restrictive legend referred to in Section 4.9, the Partnership agrees, upon request of the Purchaser or permitted assignee, to take all steps necessary to promptly effect the removal of the legend described in Section 4.9 from the Purchased Units, and the Partnership shall bear all costs associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as such Purchaser or its permitted assigns provide to the Partnership any information the Partnership deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including a certification that the holder is not an Affiliate of the Partnership (and a covenant to inform the Partnership if it should thereafter become an Affiliate and to consent to exchange its certificates for certificates bearing an appropriate restrictive legend) and regarding the length of time the Purchased Units have been held.

Section 8.8 Most Favored Nation. During the period from the date of this Agreement through the Closing Date, if any of the Partnership or its Subsidiaries shall enter into any additional, or modify any existing, agreements with any existing or future investors in any of the Partnership or its Subsidiaries that have the effect of establishing rights or otherwise benefiting such investor in a manner more favorable in any material respect to such investor than the rights and benefits established in favor of the Purchasers by this Agreement, in any such case, the Purchasers shall be provided with such rights and benefits.

Section 8.9 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Seller or any of its Affiliates or any Purchaser or any of its Affiliates set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 8.10 Expenses. Each Purchaser agrees that it shall bear its own costs and expenses incurred or to be incurred by it in the preparation and negotiation of this Agreement and in carrying out the transactions contemplated hereby, regardless of whether such transactions are ultimately consummated.

Section 8.11 Acknowledgement. The parties acknowledge and agree that, although the Placement Agents may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the transactions contemplated by this Agreement, the Placement Agents make no recommendation with regard to such transactions, and nothing set forth in such disclosures or documentation is intended to suggest that any Placement Agent is making such a recommendation

Section 8.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

Section 8.13 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 8.14 Termination.

(a) Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by any Purchaser (with respect to such Purchaser only), upon (i) a breach in any material respect by the Seller or the Partnership of any covenant or agreement set forth in this Agreement or (ii) termination of the GP Transaction Agreement.

(b) Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by the Seller, upon (i) a breach in any material respect by any Purchaser of any covenant or agreement set forth in this Agreement or (ii) termination of the GP Transaction Agreement.

(c) Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal.

(d) In the event of the termination of this Agreement as provided in this Section 8.13, subject to the ultimate sentence of Section 8.2, this Agreement shall forthwith become null and void. In the event of such termination, subject to the ultimate sentence of Section 8.2, there shall be no liability on the part of any party hereto; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of covenants set forth in this Agreement.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

SELLER:

CRESTWOOD GAS SERVICES HOLDINGS LLC

By:	/s/ Gary Reaves
Name:	Gary Reaves
Title:	Authorized Signatory

Signature Page to Common Unit Purchase Agreement

PURCHASERS:

Brookfield Public Securities Group LLC, as
Investment Advisor for:

• Center Coast Brookfield Midstream Focus Fund
• Center Coast Brookfield Capital Partners, LP

By:	/s/ Brian Hourihan
Name:	Brian Hourihan
Title:	Managing Director, Chief Compliance Officer & Regulatory Counsel

CHICKASAW CAPITAL MANAGEMENT, LLC,
as discretionary manager on behalf of:

MainGate MLP Fund
Chickasaw MLP Partners, LLC

By:	/s/Geoffrey P. Mavar
Name:	Geoffrey P. Mavar
Title:	Principal

Atlas Point Energy Infrastructure Fund, LLC

By:	/s/ Chris Linder
Name:	Chris Linder
Title:	Managing Director

Signature Page to Common Unit Purchase Agreement

CLEARBRIDGE ENERGY MIDSTREAM OPPORTUNITY FUND INC.

By:	ClearBridge Investments, LLC as
discretionary manager

By:	/s/ Barbara Brooke Manning
Name:	Barbara Brooke Manning
Title:	Managing Director

CLEARBRIDGE MLP AND MIDSTREAM
FUND INC.

By:	ClearBridge Investments, LLC as
discretionary manager

By:	/s/ Barbara Brooke Manning
Name:	Barbara Brooke Manning
Title:	Managing Director

CLEARBRIDGE MLP AND MIDSTREAM TOTAL RETURN FUND INC.

By:	ClearBridge Investments, LLC as
discretionary manager

By:	/s/ Barbara Brooke Manning
Name:	Barbara Brooke Manning
Title:	Managing Director

COHEN & STEERS MLP & ENERGY OPPORTUNITY FUND, INC.

By:	/s/ Tyler Rosenlicht
Name:	Tyler Rosenlicht
Title:	Vice President

Signature Page to Common Unit Purchase Agreement

COHEN & STEERS INFRASTRUCTURE
FUND, INC.

By:	/s/ Benjamin Morton
Name:	Benjamin Morton
Title:	Vice President

CUSHING MLP & INFRASTRUCTURE TOTAL RETURN FUND

By:	Cushing Asset Management, LP,
Its investment adviser

By:	Swank Capital, LLC, its general partner

By:	/s/ Jerry V. Swank
Name:	Jerry V. Swank
Title:	Managing Member

MAINSTAY CUSHING MLP PREMIER FUND

By:	Cushing Asset Management, LP,
its investment subadvisor

By:	Swank Capital, LLC, its general partner

By:	/s/ Jerry V. Swank
Name:	Jerry V. Swank
Title:	Managing Member

GOLDMAN SACHS MLP ENERGY
INFRASTRUCTURE FUND

By:	/s/ Ganesh Jois
Name:	Ganesh Jois
Title:	Managing Director

Signature Page to Common Unit Purchase Agreement

GOLDMAN SACHS ENERGY
INFRASTRUCTURE FUND

By:	/s/ Ganesh Jois
Name:	Ganesh Jois
Title:	Managing Director

GOLDMAN SACHS MLP AND ENERGY
RENAISSANCE FUND

By:	/s/ Ganesh Jois
Name:	Ganesh Jois
Title:	Managing Director

Salient Midstream & MLP Fund

By:	/s/ Greg Reid
Name:	Salient Capital Advisors, LLC
Title:	Its Investment Manager

Salient MLP & Energy Infrastructure Fund

By:	/s/ Greg Reid
Name:	Salient Capital Advisors, LLC
Title:	Its Investment Manager

Salient MLP Total Return Fund, L.P.

By:	/s/ Greg Reid
Name:	Salient Capital Advisors, LLC
Title:	Its Investment Manager

Signature Page to Common Unit Purchase Agreement

Utah School & Institutional Trust Funds Office

By:	/s/ Ryan Kulig
Name:	Ryan Kulig
Title:	Officer at Utah School & Institutional Trust
Funds Office

TORTOISE ENERGY INFRASTRUCTURE CORP.

By:	TORTOISE CAPITAL ADVISORS, L.L.C.
as its Investment Adviser

By:	/s/ Brian Kessens
Name:	Brian Kessens
Title:	Managing Director

TORTOISE MIDSTREAM ENERGY FUND, INC.

By:	TORTOISE CAPITAL ADVISORS, L.L.C.
as its Investment Adviser

By:	/s/ Brian Kessens
Name:	Brian Kessens
Title:	Managing Director

TORTOISE MLP & PIPELINE FUND

By:	TORTOISE CAPITAL ADVISORS, L.L.C.
as its Investment Adviser

By:	/s/ Brian Kessens
Name:	Brian Kessens
Title:	Managing Director

Signature Page to Common Unit Purchase Agreement

TORTOISE ESSENTIAL ASSETS INCOME TERM FUND

By:	TORTOISE CAPITAL ADVISORS, L.L.C.
as its Investment Adviser

By:	/s/ Nick Holmes
Name:	Nick Holmes
Title:	Managing Director

TORTOISE MLP & ENERGY INCOME FUND

By:	TORTOISE CAPITAL ADVISORS, L.L.C.
as its Investment Adviser

By:	/s/ Quinn Kiley
Name:	Quinn Kiley
Title:	Managing Director

YAUPON FUND LP

BY:	YAUPON CAPITAL GP LLC, ITS GENERAL PARTNER

By:	/s/ Steve Pattyn
Name:	Steve Pattyn
Title:	Managing Member

Signature Page to Common Unit Purchase Agreement

PARTNERSHIP:

CRESTWOOD EQUITY PARTNERS LP

By CRESTWOOD EQUITY GP, LLC, its general partner

By:	/s/ Robert T. Halpin
Name:	Robert T. Halpin
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Common Unit Purchase Agreement

Schedule A – List of Purchasers and Purchased Units

Schedule A to Common Unit Purchase Agreement

EXHIBIT A

Exhibit A to Common Unit Purchase Agreement

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

Exhibit B to Common Unit Purchase Agreement